QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	ESG Re Limited Alice Russell Investor Relations Tel +353 86 819 2945 Fax +1 410 962 5804 e-mail: alice.russell@esg-world.com

ESG Re Limited to Account For Previously Announced Downward Adjustment to Foreign Currency Translation Account

        Hamilton, Bermuda, August 15, 2002—As reported in its press release last Friday, August 9, http://www.esre.com/pdffiles/20020809.pdf, ESG Re Limited (NASDAQ: ESREF) will make a downward adjustment of $4.0 million to its foreign currency translation account. To effect this adjustment, ESG expects to restate its financial statements for the year ended December 31, 2001 and the quarter ended March 31, 2002. The balance on the foreign currency translation account at June 30, 2002 will be $1.5 million. The adjustment to this account is due to an error generated by ESG's internal consolidation system that caused the account balance to be overstated. ESG has now replaced and upgraded its internal consolidation system.

        The foreign currency translation account includes adjustments arising from the process of translating the financial statements of non U.S. dollar subsidiaries into U.S. dollars. Assets and liabilities of these subsidiaries are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses ("statement of operations") for these subsidiaries are translated into U.S. dollars using weighted average exchange rates for the period. Translation adjustments arising are included in the equity section of the balance sheet.

        The adjustment and restatement will have the following impact on ESG's financial results for the quarter ended June 30, 2002, as reported on August 9:

  •
  Net loss will decrease from $23.2 million, to $19.2 million

  •
  Administrative expense will decrease from $14.5 million to $10.5 million

  •
  Net loss per share will decrease from $1.96 to $1.62 per share

  •
  No effect on ESG's net equity or book value.

        ESG anticipates filing restated financial statements for the year ended December 31, 2001 as an amendment to its annual report on Form 10-K and for the quarter ended March 31, 2002 on an amendment to its quarterly report on Form 10-Q/A. ESG expects to file both amendments next week. The filing of ESG's Form 10-Q for the quarter ended June 30, 2002 has been delayed, in accordance with SEC Rule 12b-25, until next week in order for ESG to properly incorporate the adjustment to the foreign currency translation account into ESG's financial statements and filings.

        Uncertainties related to forward looking statements:    Certain statements in this Press Release constitute "forward looking statements" within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements about the expected impact of an adjustment in ESG's foreign currency translation account and restatements of its financial statements, and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: ESG's lack of history as a reinsurer and its increased scope of business; the company's dependence on key clients; the volatility and unpredictability of the risks the company insures; the cyclical nature of the reinsurance market; competition and the company's evaluation by insurance rating agencies; changes in tax laws and regulations; foreign currency fluctuation; and the adequacy of loss reserves. A further discussion of factors that could affect ESG's results is included in reports filed by ESG with the Securities and Exchange Commission and in ESG's Prospectus dated December 12, 1997 and its Annual Report on Form 10-K for the year ended December 31, 2001.

QuickLinks

  Exhibit 99